Exhibit 21.0

Company Subsidiary Report

Company Name	Jurisdiction
Atlantic Wealth Holdings Limited	Oxfordshire
Atlantic Wealth Management Limited	Oxfordshire
C M Investment Nominees Limited	Oxfordshire
Chancellor Citiventure 96 Partner (Cayman) Ltd.	Grand Cayman
Coff Associates (Cayman) Limited	Grand Cayman
CPCO Associates (Cayman) Limited	Grand Cayman
Elliot Associates Limited	Oxfordshire
Finemost Limited	Oxfordshire
Fund Management Company	Texas
Gatefold Hayes GP Limited	United Kingdom
Greenspruce GP Limited	United Kingdom
Huaneng Invesco WLR Investment Consulting Company Ltd.	China
HVH Immobilien- und Beteiligungs GmbH	Germany
HVH USA, Inc.	Delaware
Hyderabad IT Support Services Private Limited	India
India Asset Recovery Management Limited	Mauritius
INVESCO (B.V.I.) NOMINEES LIMITED	Virgin Islands, British
Invesco Administration Services Limited	Oxfordshire
Invesco Advisers, Inc.	Delaware
Invesco Asia Pacific Private Equity Investment and Fund Management Consulting (Shenzhen)	China
INVESCO Asset Management (Bermuda) Ltd	Bermuda
Invesco Asset Management (Japan) Limited	Japan
Invesco Asset Management Asia Limited	Hong Kong
Invesco Asset Management Australia (Holdings) Ltd	Victoria
Invesco Asset Management Deutschland GmbH	Germany
INVESCO Asset Management Ireland Holdings Limited	Ireland
Invesco Asset Management Limited	Oxfordshire
Invesco Asset Management Pacific Limited	Hong Kong
Invesco Asset Management SA	France
Invesco Asset Management Singapore Ltd	Singapore
Invesco Australia Limited	Victoria
Invesco Canada Holdings Inc.	Ontario
Invesco Canada Ltd.	Ontario
Invesco Capital Markets, Inc.	Delaware
Invesco (Cayman Islands) Ltd.	Cayman Islands
Invesco Continental Europe Services SA	Luxembourg
Invesco Distributors, Inc.	Delaware
Invesco Far East Limited	Oxfordshire
Invesco Finance Inc.	Delaware
Invesco Finance PLC	Oxfordshire
Invesco Financial Services Ltd.	Canada

Exhibit 21.0

Company Name	Jurisdiction
Invesco Fund Managers Limited	Oxfordshire
INVESCO Global Asset Management Limited	Ireland
Invesco Global Asset Management (Bermuda) Ltd.	Bermuda
Invesco Global Direct Real Estate Feeder GP Ltd.	Ontario
Invesco Global Direct Real Estate GP Ltd	Ontario
Invesco Global Investment Funds Limited	Oxfordshire
Invesco Global Real Estate Asia Pacific Inc.	Delaware
Invesco Group Limited	Oxfordshire
Invesco Group Services, Inc.	Delaware
Invesco GT Asset Management Limited	Oxfordshire
Invesco Holding Company Limited	Oxfordshire
INVESCO Holland B.V.	Netherlands
Invesco Hong Kong Limited	Hong Kong
Invesco (Hyderabad) Private Limited	India
Invesco Inc.	Nova Scotia
Invesco Insurance Agency, Inc.	Delaware
INVESCO International (Southern Africa) Limited	South Africa
Invesco International Holdings Limited	Oxfordshire
INVESCO International Limited	Great Britian
Invesco Investment Advisers LLC	Delaware
Invesco Investment Services, Inc.	Delaware
Invesco Investments (Bermuda) Ltd.	Bermuda
Invesco IP Holdings (Canada) Ltd	Canada
Invesco Korean Real Estate Holdings LLC	Delaware
Invesco Ltd.	Bermuda
INVESCO Management GmbH	Germany
Invesco Management Group, Inc.	Delaware
INVESCO Management S.A.	Luxembourg
Invesco North American Group Limited	Oxfordshire
Invesco North American Holdings, Inc.	Delaware
Invesco Pacific Group Limited	Oxfordshire
Invesco Perpetual Life Limited	Oxfordshire
INVESCO Pacific Partner Ltd.	Bermuda
INVESCO Polska Sp.z.o.o.	Poland
Invesco PowerShares Capital Management LLC	Delaware
INVESCO Private Capital Investments, Inc.	Delaware
Invesco Private Capital, Inc.	Delaware
Invesco Real Estate Investment (Asia) LLC	Delaware
Invesco Real Estate Investment Asia Pacific Limited	Hong Kong
Invesco Real Estate Korea	Republic of Korea
Invesco Real Estate Limited	United Kingdom
Invesco Real Estate Management S.a.r.l.	Luxembourg
INVESCO Real Estate s.r.o.	Czech Republic
Invesco Realty Asia I, Ltd.	Cayman Island

Exhibit 21.0

Company Name	Jurisdiction
INVESCO Realty, Inc.	Delaware
Invesco Savings Scheme (Nominees) Limited	Oxfordshire
Invesco Senior Secured Management, Inc.	Delaware
Invesco Taiwan Limited	Taiwan
Invesco Trust Company	Texas
Invesco UK Holdings Limited	Oxfordshire
Invesco UK Limited	Oxfordshire
Invesco WLR Limited	Hong Kong
IRE AF II, Ltd.	Cayman Island
Invesco Real Estate Advisors (Shanghai) Ltd	Shanghai
IRE (China) Limited	China
IRE (Cayman) Limited	Cayman Island
IVZ Bahamas Private Limited	Lyford Cay, Nassau
IVZ Finance Limited	Ireland
IVZ Finance S.a.r.l.	Luxembourg
IVZ UK Limited	Oxfordshire
IVZ Mauritius Services Private Limited	Port Louis
IVZ, Inc.	Delaware
James Bryant Limited	Oxfordshire
PCM Properties LLC	Illinois
Jemstep, Inc	Delaware
Perpetual Limited	Oxfordshire
Perpetual Portfolio Management Limited	Oxfordshire
Perpetual Unit Trust Management (Nominees) Limited	Oxfordshire
POCZTYLION - ARKA POWSZECHNE TOWARZYSTWO EMERYTALNE SPOLKA AKCYJNA	Poland
Ross CG Management LP	New York
Ross Expansion Associates LP	New York
Sermon Lane Nominees Limited	Oxfordshire
Sovereign G/.P. Holdings Inc.	Delaware
Tower Asiapac HoldCo. LLC	Delaware
Trimark Investments Ltd.	Canada
Van Kampen Exchange Corp.	California
Van Kampen Seed LLC	Delaware
VV Immobilien Verwaltungs GmbH	Germany
VV Immobilien Verwaltungs und Beteiligungs GmbH	Germany
VV USA LLC	New Castle County
WLR China Energy Associates Ltd	Cayman Islands
WLR Euro Wagon Management Ltd.	New York
W.L. Ross & Co. (India) LLC	Delaware
W.L. Ross & Co., LLC	Delaware
W.L. Ross Dip Management LLC	New York
W.L. Ross (India) Private Limited	New York